                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial and Other Data" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-45997) and related Prospectus of NOVA Corporation for the registration of 7,100,000 shares of its common stock.

We also consent to the incorporation by reference therein of our report dated February 17, 1998 with respect to the consolidated financial statements and schedule of NOVA Corporation for the years ended December 31, 1997 and 1996, and the 10-month period ended December 31, 1995 included in the Annual Report (Form 10-K) for 1997 filed with the Securities and Exchange Commission.



                                               /s/ ERNST & YOUNG LLP
                                              -----------------------------
                                                   Ernst & Young LLP

Atlanta, Georgia
March 24, 1998